                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           STERILE RECOVERIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            STERILE RECOVERIES, INC.

                             --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 30, 1997


Dear Shareholder:

         The Annual Meeting of Shareholders of Sterile Recoveries, Inc. (the "Company") will be held on Wednesday, April 30, 1997, at 10:00 a.m., local time, at The Coastal Building, Fourth Floor, located at 28100 U.S. Highway 19 North, Clearwater, Florida 34621, for the following purposes:

         1. To elect two directors to serve until the 2000 Annual Meeting of Shareholders and to hold office until their successors are duly elected and qualified.

         2.      To approve amendments to the Company's 1995 Stock Option Plan.

         3.      To ratify the appointment of independent auditors.

         4. To transact other business that properly comes before the meeting or any adjournment of the meeting.

         These items of business are more fully described in the Proxy Statement accompanying this Notice.

         All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                             THE BOARD OF DIRECTORS


Clearwater, Florida
March 27, 1997




***************************************************************************
*                                                                         *
*  IMPORTANT:  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE     *
*  REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE    *
*  ENVELOPE PROVIDED.                                                     *
*                                                                         *
***************************************************************************

                            STERILE RECOVERIES, INC.

                             --------------------

                                PROXY STATEMENT
                                      FOR
                      1997 ANNUAL MEETING OF SHAREHOLDERS

                             --------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL

         The enclosed Proxy is solicited on behalf of Sterile Recoveries, Inc. (the "Company"), a Florida corporation, for use at the Annual Meeting of Shareholders to be held on Wednesday, April 30, 1997, at 10:00 a.m., local time, and at any adjournment of the meeting for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at The Coastal Building, Fourth Floor, located at 28100 U.S. Highway 19 North, Clearwater, Florida. The Company's principal executive office is located at 28100 U.S. Highway 19 North, Suite 201, Clearwater, Florida 34621 and its telephone number at that location is (813) 726-4421.

         These proxy solicitation materials were mailed on or about March 27, 1997, together with the Company's 1997 Annual Report to Shareholders, to all shareholders entitled to vote at the meeting.

RECORD DATE

         Only shareholders of record at the close of business on March 21, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual
Meeting. As of the Record Date, 5,652,894 shares of the Company's Common Stock, $.001 par value, were issued and outstanding. No shares of Preferred Stock were outstanding. For information regarding security ownership by management and by the beneficial owners of 5% or more of the Company's Common Stock, see "Other Information - Share Ownership by Principal Shareholders and Management."

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

         Each shareholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors.

         The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

         The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the holders of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter with respect to such matter.
Abstentions are counted in determining whether a quorum is present, but are not counted in determining the number of shares voted for or against any nominee for director or any proposal. Broker non-votes are not counted for purposes of determining whether a quorum is present or the number of shares for or against any nominee for election as a director or any proposal.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

         Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than November 25, 1997, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

FISCAL YEAR END

         The Company's fiscal year ends on the Sunday nearest December 31.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

         The Company's Board of Directors has been divided into three classes of two directors each, with the members of each class serving three-year terms expiring at the third annual meeting of shareholders after their election. Two directors are to be elected at the Annual Meeting, each to serve a term of three years. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below, both of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until a successor has been elected and qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED
BELOW:

                                                                                              TERM
          NAME                    AGE                       PRINCIPAL OCCUPATION              EXPIRES
          ----                    ---                       --------------------              -------
James T. Boosales . . . . . .      53      Executive Vice President, Chief
                                             Financial Officer and Secretary                    2000
                                             of the Company

Lee R. Kemberling . . . . . .      71      Owner and President of Kemco
                                             Corporation                                        2000

         Mr. Boosales has been the Company's Executive Vice President and principal financial officer and a director since the Company's inception in 1994. He served as President, International, of Fisher-Price, Inc., a $200 million division of this toy and juvenile products company, from 1990 through 1993. Before joining Fisher-Price, Inc., Mr. Boosales served in several senior executive capacities with General Mills, Inc., including President, International, for Kenner Parker Toys, Inc./Tonka Corp. from 1985 to 1989, during and after its spinoff as a public company, and President of Foot-Joy, Inc. from 1982 to 1985.

         Mr. Kemberling, an initial investor in the Company, has been a director of the Company since its inception. Mr. Kemberling is the founder, and since 1969 has been sole shareholder and President of, Kemco Systems, Inc., a developer and manufacturer of commercial and industrial waste water and heat recovery systems, including systems used in the Company's operations.

DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING

         The following directors will continue to serve after the Annual Meeting for terms that expire in 1998 or 1999 as specified:

                                                                                               TERM
NAME                              AGE              PRINCIPAL OCCUPATION                       EXPIRES
----                              ---              --------------------                       -------
Richard T. Isel . . . . . . .     53       President and Chief Executive Officer                1999


Wayne R. Peterson . . . . . .     46       Executive Vice President                             1998
                                             of the Company

Bertram T. Martin, Jr.  . . .     47       Executive Vice President and Chief                   1998
                                             Operating Officer of the Company

James M. Emanuel  . . . . . .     48       Chief Financial Officer of Lincare, Inc.             1999
                                             and Lincare Holdings, Inc.

         Richard T. Isel has been the Company's President and a director since the Company's inception in 1994. Mr. Isel in 1991 co-founded the Company's predecessor, AMSCO Sterile Recoveries, Inc. ("Amsco Sterile"), and served as its President and a director until November 1993. From November 1993 until the Company acquired Amsco Sterile in September 1994 (the "Acquisition"), Mr. Isel engaged in private investment activities and arranged the Acquisition. Before starting Amsco Sterile, Mr. Isel was a founder and the chief executive officer of Sterile Design, Inc., a manufacturer of sterile custom procedure trays.

         Wayne R. Peterson has been the Company's Executive Vice President and a director since the Company's inception. Mr. Peterson co-founded Amsco Sterile and served as a Vice President until the Acquisition. Before joining Amsco Sterile, Mr. Peterson was President of Agora Development, Inc., a real estate development company that from 1987 to 1991 developed projects totaling 2,000,000 square feet in four Western States (California, Nevada, Arizona, and Illinois) for a total combined value of $278 million. Mr. Peterson is Mr. Isel's brother-in-law.

         Bertram T. Martin, Jr. has been a director of the Company since May 2, 1996, and Executive Vice President and Chief Operating Officer of the Company since July 18, 1996. Between July 1995 and his joining the Company, Mr. Martin provided consulting services to the Company (from October 1995) and other businesses through Corporate Strategic Directions, Inc. From 1993 until 1995, he was President and Chief Operating Officer of Pharmacy Management Services, Inc., a nationwide provider of medical cost containment and managed care services and a Nasdaq-listed company, until its acquisition by Beverly Enterprises, Inc. in June 1995. He served as a director during the five years Pharmacy Management was a public company. Before joining Pharmacy Management, Mr. Martin was a Vice President, director, and shareholder of Tunstall Consulting, Inc., a corporate financial consulting business, from 1985 to 1993.

         James M. Emanuel has been a director of the Company since May 2, 1996. Since January 1984, he has served as the Chief Financial Officer of Lincare Inc., a national provider of respiratory therapy services for patients with pulmonary disorders, and has been the Chief Financial Officer of Lincare Holdings, Inc. since November 1990. Mr. Emanuel has also served as a director of Lincare Inc. and Lincare Holdings, Inc. since November 1990. Mr. Emanuel served in numerous financial capacities at Union Carbide Corporation between 1973 and 1984.

REQUIRED VOTE

         The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Florida law.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of five meetings and took action by written consent nine times during the 1996 fiscal year.
Each director who served as such during the fiscal year ended December 31, 1996, attended all of the meetings of the Board and the committees of the Board on which he served during that year. The Board of Directors has a Compensation Committee and an Audit Committee.

         The Compensation Committee, which currently consists of Messrs. Kemberling and

Emanuel, reviews specific compensation plans, salaries, bonuses, and other benefits payable to the Company's executive officers and makes recommendations to the Board of Directors with respect to those matters. During fiscal 1996, the Compensation Committee held one meeting.

         The Audit Committee, which currently consists of Messrs. Emanuel and Kemberling, reviews and evaluates the results and scope of the audit and other services provided by the Company's independent auditors. During fiscal 1996, the Audit Committee held one meeting.

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company receive $1,000 per Board and committee meeting attended. In addition, for each year of any term to which he is elected, each outside director receives options to purchase 4,000 shares of Common Stock under the 1996 Non-Employee Director Stock Option Plan. All options become exercisable ratably over the director's term and have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Upon becoming a director of the Company, James M. Emanuel was granted options to purchase 7,500 shares of Common Stock at an exercise price equal to $8.00 per share, which vested one-third on the closing of the Company's public offering, and will vest one-third at the 1997 Annual Meeting, and one-third at the 1998 Annual Meeting of Shareholders.

                                 PROPOSAL NO. 2

                APPROVAL OF AMENDMENTS OF 1995 STOCK OPTION PLAN

         The 1995 Stock Option Plan (the "Option Plan") was adopted by the Company's Board of Directors and shareholders in December 1995. The Option Plan was amended in May 1996 to increase its size so that a total of 500,000 shares have been reserved for issuance. The Option Plan provides for the granting to employees of the Company of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and for the granting of nonstatutory stock options of the Company. As of March 21, 1997, options to purchase a total of 338,500 shares were outstanding under the Option Plan, and 161,500 shares remained available for future grants (without giving effect to the increase in shares being presented to the shareholders for approval at the Annual Meeting).

PROPOSAL

         In February 1997, the Board of Directors adopted amendments (i) to increase the aggregate number of shares reserved for issuance under the Option Plan by 200,000 shares, from 500,000 to 700,000 shares and (ii) to fix at 20% of shares authorized under the Plan the limitation on the number of shares that may be subject to options awarded to any one employee under the Plan. At the Annual Meeting, the shareholders are being requested to approve these amendments.

         The overall effect of these proposed amendments to the Option Plan is to give the Board of Directors more flexibility to grant stock options. The amendment to the limitation on individual grants would increase from 76,000 to 140,000 shares the limitation on options that may be awarded to any one employee, which is consistent with increasing the Plan's size. The Company believes that grants of stock options motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. Moreover, option grants align the interests of the employees with the interests of the shareholders. When the Company performs well, employees are rewarded along with other shareholders. The Company believes that option grants are of great value in recruiting and retaining key personnel. The Board of Directors believes that the ability to grant options will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining such key personnel.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

         Affirmative votes constituting a majority of the shares present or represented by proxy at the Annual Meeting will be required in order to approve the amendments to the Option Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS
PROPOSAL.

SUMMARY OF 1995 STOCK OPTION PLAN

         Certain features of the Option Plan are outlined below.

         Purpose. The purposes of the Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees of the Company, and to promote the success of the Company's business.

         Administration. The Option Plan is administered by the Board (in this capacity, the "Administrator"). Subject to the other provisions of the Option Plan, the Administrator has the power to determine the terms of any options granted, including the exercise price, the number of shares subject to the option, and the exercisability of the option. Only one Board member currently participates in the Option Plan.

         Eligibility. The Option Plan provides that stock options may be granted only to employees. An optionee who has been granted an option may, if he or she is otherwise eligible, be granted additional options. The term of options granted under the Option Plan may not exceed ten years. The Administrator selects the optionees and determines the number of shares to be subject to each option. In making such determination, there is taken into account the duties and responsibilities of the employee, the value of his or her services, his or her potential contribution to the success of the Company, the anticipated number of years of future service, and other relevant factors.

         Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

                 (a) Exercise Price. The Administrator determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, the exercise price of an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date when the option is granted. For so long as the Company's Common Stock is traded on the Nasdaq National Market, the fair market value of a share of Common Stock is the mean average of the high bid and low asked prices of the shares as quoted on such system on the date of grant.

                 (b) Exercise of the Option. Each stock option agreement specifies the term of the option and the date when the option is to become exercisable. The terms of such vesting are determined by the Administrator. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and by tendering full payment of the purchase price to the Company.

                 (c) Termination of Employment. In the event an optionee's continuous status as an employee terminates for any reason (other than upon the optionee's death or disability), unless otherwise provided in the option agreement, the optionee may exercise his or her option for 90 days from the date of such termination, but only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event may the option be exercised later than the expiration of the term of such option as set forth in the option agreement).

                 (d) Disability. In the event an optionee's continuous status as an employee terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise his or her option, but only within 180 days from the date of such termination, and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event may the option be exercised later than the expiration of the term of such option as set forth in the option agreement).

                 (e) Death. In the event of an optionee's death, the optionee's estate or a person who acquired the right to exercise the deceased optionee's option by bequest or inheritance may exercise the option, but only within 180 days following the date of death, and only to the extent that the optionee was entitled to exercise it at the date of death (but in no event may the option be exercised later than the expiration of the term of such option as set forth in the option agreement).

                 (f) Termination of Options. Options granted under the Option Plan expire ten years from the date of grant. No option may be exercised by any person after the expiration of its term.

                 (g) Nontransferability of Options. An option is not transferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. In the event of the optionee's death, options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

                 (h) Other Provisions. The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Administrator. Shares covered by options which have terminated and which are not exercised prior to termination will be returned to the Option Plan.

         Adjustment Upon Changes in Capitalization; Corporate Transactions; Noncompetition. In the event of changes in the outstanding Common Stock of the Company by reason of any stock splits, reverse stock splits, stock dividends, mergers, recapitalizations or other change in the capital structure of the Company, an appropriate adjustment shall be made by the Board of Directors in:
(i) the number and class of shares of stock subject to any option outstanding under the Option Plan and (ii) the exercise price of any such outstanding option.

         The Option Plan provides for full vesting of the stock options on certain "Change in Control" transactions, which include a liquidation or acquisition of the Company. Also, if a Change of Control occurs, at the election of the Board of Directors, the Company may terminate the Option Plan, in which case the holder of each outstanding stock option will be entitled to receive the spread between the exercise price of the stock option and the market value of the Common Stock issuable on exercise of the stock option on the date of termination.

         Unless the Stock Option Agreement provides otherwise, the Plan provides that the Administrator may cancel any stock options at any time if the participant does not during the term of his employment and for six months thereafter comply with the Option Plan, the Stock Option Agreement, and provisions in the Option Plan regarding noncompetition, confidentiality, and disclosure of inventions. On any cancellation, the participant must repay to the Company any gain realized on exercise or the shares received on exercise of the stock option.

         Amendment and Termination of the Option Plan. The Board may at any time amend, alter, suspend or terminate the Option Plan. The Company must obtain shareholder approval of any amendment to the Option Plan that (i) materially increases the benefits under the Plan, (ii) materially modifies the eligibility requirements for participation in the Plan, (iii) reduces the minimum exercise price per share of granted stock options, (iv) increases the number of shares issuable on exercise of stock options, or (v) amends the foregoing requirements for amendment of the Option Plan. Any amendment or termination of the Option Plan shall not affect options already granted and such options shall remain in full force and effect as if the Option Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the Company, which agreement must be in writing and signed by the optionee and the Company. In any event, the Option Plan shall terminate in December 2005. Any options outstanding under the Option Plan at the time of its termination shall remain outstanding until they expire by their terms.

FEDERAL TAX INFORMATION

         Pursuant to the Option Plan, the Company may grant either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

         An optionee who is granted an incentive stock option will not recognize regular taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or other disposition of the shares more than two years after grant of the option and one year after the exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company (collectively "Corporate Insiders"). The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

         All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option.
However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

         The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected Grant Thornton, LLP to audit the financial statements of the Company for the fiscal year ending December 31, 1997. Grant Thornton, LLP has audited the Company's financial statements since its inception in 1994. A representative of Grant Thornton, LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors has conditioned its appointment of the Company's independent auditors upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the shareholders do not approve the selection of Grant Thornton, LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS
PROPOSAL.

                               OTHER INFORMATION

SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of Common Stock as of February 25, 1997, with respect to:
(i) each of the Company's directors and the executive officers named in the Summary Compensation Table below, (ii) all directors and officers of the Company at fiscal year end as a group; and (iii) each person known by the Company to own beneficially more than 5% of the Common Stock. Each of the shareholders listed below has sole voting and investment power over the shares beneficially owned. The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares for which the individual has sole or shared voting power or investment power and also any shares as to which the individual has the right to acquire within 60 days of February 25, 1997, through the exercise of any stock option or other right. A total of 5,652,894 shares of the Company's Common Stock were issued and outstanding as of February 25, 1997.

                                                          SHARES                 PERCENTAGE
BENEFICIAL OWNER (1)                               BENEFICIALLY OWNED        BENEFICIALLY OWNED
--------------------                               ------------------        ------------------
Richard T. Isel . . . . . . . . . . . . . . . . .        960,839                 17.0%
James T. Boosales . . . . . . . . . . . . . . . .        846,100                 15.0
Wayne R. Peterson(2)  . . . . . . . . . . . . . .        907,200                 16.1
Bertram T. Martin, Jr.(3) . . . . . . . . . . . .        164,126                  2.9
Lee R. Kemberling(4)  . . . . . . . . . . . . . .        358,012                  6.2
James M. Emanuel(5) . . . . . . . . . . . . . . .         19,000                   *
The Kaufmann Fund, Inc. . . . . . . . . . . . . .        425,000                  7.5
All directors and officers
  as a group (6 persons)(6) . . . . . . . . . . .      3,255,277                 56.8%
-----------------------

*  Indicates less than 1%.

(1) The business address for Richard T. Isel, James T. Boosales, Wayne R. Peterson, and Bertram T. Martin, Jr. is 28100 U.S. Highway 19 North, Suite 201, Clearwater, Florida 34621. The business address for Lee R. Kemberling is 11500 47th Street North, Clearwater, Florida 34622. The business address for James M. Emanuel is 19337 U.S. Highway 19 North, Suite 500, Clearwater, Florida 34624. The business address for The Kaufmann Fund, Inc. is 140 E. 45th Street, 43rd Floor, New York, New York 10017.

(2) Includes 75,000 shares of Common Stock owned by the Wayne R. Peterson Trust, as to which Mr. Peterson has sole voting and dispositive power as trustee, and 75,000 shares of Common Stock owned by the Theresa A. Peterson Trust, as to which Mrs. Peterson has sole voting and dispositive power as trustee.

(3) Includes 66,000 shares of Common Stock issuable on the exercise of outstanding stock options that are currently exercisable or that will become exercisable within 60 days. Excludes 70,000 shares of Common Stock issuable on the exercise of stock options that are not exercisable within 60 days.

(4) Includes 4,000 shares of Common Stock issuable on exercise of stock options that will become exercisable at the 1997 Annual Meeting.

(5) Includes 9,000 shares of Common Stock issuable pursuant to the exercise of outstanding stock options that are currently exercisable or that will become exercisable at the 1997 Annual Meeting. Excludes 10,500 shares of Common Stock issuable on exercise of stock options that are not exercisable within 60 days.

(6) Includes 66,000 shares of Common Stock issuable upon the exercise of outstanding stock options held by Bertram T. Martin, Jr., and 9,000 shares of Common Stock issuable upon the exercise of outstanding stock options held by James M. Emanuel.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's officers and directors and persons who own ten percent or more of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent or more shareholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

         Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during the period from July 18, 1996 (the date on which the Company first became subject to Section 16(a)) until December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors, and ten-percent or more shareholders were complied with; except that one report covering one transaction was filed late by each of Messrs. Isel, Boosales, and Peterson.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee was formed in May 1996 and is currently composed of Messrs. Kemberling and Emanuel. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

         In March 1996, the Company borrowed $1,000,000 from Lee R. Kemberling, a director of the Company, for working capital pursuant to a secured Convertible Demand Promissory Note (the "Convertible Note"), $750,000 of which was convertible into Common Stock of the Company at $5.85 per share. The Convertible Note bore interest at an annual rate of 8.5%, and the entire principal amount of the Convertible Note was payable on demand on or after March 1, 1997. On February 24, 1997, Mr. Kemberling converted $750,000 of the principal amount of the Convertible Note into 128,205 shares of the Company's Common Stock at $5.85 per share in accordance with its terms, and the Company repaid the remaining $250,000 principal balance of the Convertible Note. The Convertible Note was secured by a first lien on the Company's Houston facility and the equipment located there, which was released in connection with the conversion and repayment transaction.

         Mr. Kemberling is also the director, President, and sole shareholder of Kemco, Inc., a developer and manufacturer of commercial and industrial waste water and heat recovery systems that originally furnished the Company's predecessor with the water and heat reclamation equipment installed at each of its facilities. The Company paid $55,807 to Kemco in 1996 to design and supply new components for water reclamation systems for two of the Company's facilities and expects to pay Kemco as much as $190,000 in 1997 to design and supply such components for its remaining five facilities. The Company believes that the terms of its transactions with Kemco approximate those that would be available from an independent third party.

                         EXECUTIVE OFFICER COMPENSATION

EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning compensation paid to or earned by the Company's President and Chief Executive Officer and each of the Company's other executive officers (the "Named Officers") for the year ended December 31, 1996:

                           SUMMARY COMPENSATION TABLE

                                                                   ANNUAL COMPENSATION     LONG TERM
                                                                   -------------------
                                                                          OTHER ANNUAL   COMPENSATION
                                                                                         ------------
NAME AND PRINCIPAL POSITIONS                               YEAR   SALARY  COMPENSATION  OPTIONS GRANTED
----------------------------                               ----   ------  ------------  ---------------
Richard T. Isel, President and Chief Executive  . . . .     1996  $220,000    6,413            ---
  Officer                                                   1995   220,000    3,741            ---
                                                            1994    93,000      ---            ---

Bertram T. Martin, Jr., Executive Vice President  . . .     1996    80,000      ---         70,000
  and Chief Operating Officer*

Wayne R. Peterson, Executive Vice President . . . . . .     1996   200,000      ---            ---
                                                            1995   200,000      ---            ---
                                                            1994    85,000      ---            ---

James T. Boosales, Executive Vice President . . . . . .     1996   200,000      ---            ---
  and Chief Operating Officer                               1995   200,000      ---            ---
                                                            1994    85,000      ---            ---

__________________________

*   Mr. Martin became an executive officer of the Company on July 18, 1996.

None of the foregoing officers received any bonus compensation in 1996.

EMPLOYMENT AGREEMENTS

         The Company has employment agreements with all of the Named Officers that provide for annual salary as follows:

         NAME                                                               SALARY
         ----                                                               ------
         Richard T. Isel  . . . . . . . . . . . . . . . . . . . . . . . .   $220,000
         Bertram T. Martin, Jr. . . . . . . . . . . . . . . . . . . . . .   $200,000
         Wayne R. Peterson  . . . . . . . . . . . . . . . . . . . . . . .   $200,000
         James T. Boosales  . . . . . . . . . . . . . . . . . . . . . . .   $200,000


The agreements can be terminated by either party without cause at any time, subject to certain notice requirements. Each officer is prohibited from competing with the Company during the three year period following termination of the officer's employment. The Company also has severance agreements with each of its executive officers that provide for a severance compensation benefit equal to two times the executive officer's annual cash compensation (payable in a lump sum) for an involuntary or constructive termination of employment following a "change of control."

OPTION GRANTS IN LAST FISCAL YEAR

                                  NUMBER OF     % OF TOTAL
                                   SECURITIES     OPTIONS
                                  UNDERLYING    GRANTED TO      EXERCISE
                                    OPTIONS      EMPLOYEES       PRICE      EXPIRATION    GRANT DATE
         NAME                      GRANTED     IN FISCAL YEAR  ($/ SHARE)     DATE         VALUE (1)
         ----                     ---------    -------------   ----------   ----------    ----------
Bertram T. Martin, Jr.  . . .       70,000       27.1%           $9.50      July 18, 2006   $329,000

(1) In accordance with SEC rules, the binomial option pricing method was chosen to estimate the Grant Date Value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the binomial model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of collecting the original Grant Date Value: an option term of five years, volatility at 46.78%, no dividend yield, and interest rate at 6.55%. The real value of the options in this table depends on the actual performance of the Common Stock during the applicable period.

FISCAL YEAR END OPTION VALUES

         The following table sets forth the aggregate value of unexercised options at December 31, 1996, for each Named Officer. There were no options exercised during the year ended December 31, 1996, by any Named Officer.

                                                                                 VALUE OF UNEXERCISED
                                               NUMBER OF UNEXERCISED              IN-THE-MONEY OPTIONS
                                            OPTIONS AT FISCAL YEAR END           AT FISCAL YEAR END (1)
                                            --------------------------           ----------------------
NAME                                       UNEXERCISABLE       EXERCISABLE   UNEXERCISABLE    EXERCISABLE
----                                       -------------       -----------   -------------    -----------
Richard T. Isel . . . . . . . . . . .          --               --                 --           --
Bertram T. Martin, Jr.(2) . . . . . .        70,000             --             $371,875         --
Wayne R. Peterson . . . . . . . . . .           --              --                   --         --
James T. Boosales . . . . . . . . . .           --              --                   --         --

(1) Amounts represent the $1,036,875 market value of the underlying securities relating to "in-the-money" options at December 31, 1996, minus the exercise price of such options.

(2) Mr. Martin also holds options to purchase 66,000 shares of the Company's Common Stock at $4.43 per share that he received in October 1995 as a consultant to the Company, before he joined the Company as an officer. These options were not awarded to Mr. Martin as compensation for his service as a Named Officer.

                              CERTAIN TRANSACTIONS

         Between October 1995 and completion of the Company's initial public offering on July 18, 1996, Bertram T. Martin, Jr. and his company, Corporate Strategic Directions, Inc., performed consulting services for the Company, including advising the Company in connection with the offering, its interim financing, and its strategic plan, for which he received options to purchase 66,000 shares of Common Stock at $4.43 per share and consulting fees of $226,875 on the completion of the offering. The options were awarded in October 1995. Mr. Martin became a director and Executive Officer of the Company and terminated his status as a consultant following completion of the offering.

         The Company engaged in transactions in 1996 with Kemco, Inc., a company owned by Lee R. Kemberling, a director of the company. See "Other Information - Compensation Committee Interlocks and Insider Participation."

         All future transactions between the Company and its officers, directors, principal shareholders and their affiliates will continue to be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

         The Compensation Committee of the Board of Directors (the "Committee") has furnished the following report on the Company's executive compensation program. The Committee, which consists of the two outside directors listed at the end of this report, reviews and establishes specific compensation plans, salaries, option grants, and other benefits payable to the Company's executive officers. Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the entire Board of Directors for its review and approval.

         The Committee's primary objective with respect to executive compensation is to establish programs that attract and retain executive officers and align their compensation with the Company's overall business strategies, values, and performance. For executive officers and key managers other than Messrs. Isel, Peterson, and Boosales, the Company's founders and largest shareholders, the Company grants stock options as a component of total consideration to closely align their interests with the shareholders' long-term interests. In evaluating annual compensation of executive officers (other than Messrs. Isel, Peterson, and Boosales) and key managers, the Committee places a relatively heavy emphasis on stock options as a percentage of total compensation, consistent with its philosophy that stock incentives more closely align the interests of company managers with the long-term interests of shareholders.

         The two components of the Company's total compensation program for executive officers have been:

         1. Salary: Base salary is intended to be competitive with that paid to comparable executives and is also intended to reflect consideration of an officer's experience, business judgment, and role in developing and implementing overall business strategy for the Company. Base salaries are based on qualitative and subjective factors, and no specific formula is applied to determine the weight of each factor.

         The Company's executive officers have not historically participated in its incentive compensation program, and did not in 1996 receive any bonus in addition to base salary. The Committee believes that the absence of incentive bonus has been more than offset by the substantial incentives associated with the executive officers' stock ownership.

         Long-Term Stock Incentives:   The Company's 1995 Stock Option Plan
(the "Plan") provides for the grant to employees of incentive or nonqualified stock options. The Plan was originally adopted by the Board of Directors and shareholders in December 1995. Grants to executives are designed to align a significant portion of the executive compensation package with the long-term interests of the Company's shareholders by providing an incentive that focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

         Grants of stock options generally are limited to officers (other than Messrs. Isel, Peterson, and Boosales) and other key employees and managers of the Company who are in a position to contribute substantially to the growth and success of the Company. Incentive stock options and nonqualified stock options are granted for terms up to ten years, and are designed to reward exceptional performance with a long-term benefit, facilitate stock ownership, and deter recruitment of key Company personnel by competitors and others. Vesting requirements encourage loyalty to the Company.

         The Company did not grant stock options in 1996 to Messrs. Isel, Peterson, and Boosales because as the Company's founders and largest shareholders, their interests are already closely aligned with those of the Company's other shareholders. The remaining executive officer, Mr. Martin, was granted options to acquire 70,000 shares of the Company's Common Stock in 1996, which vest ratably over five years. He owned or had rights to acquire 234,126 shares on the Record Date. The Named Officers appearing in the Summary Compensation Table held a total of 2,948,265 shares representing 50.9% of the Company's outstanding Common Stock on February 25, 1997, assuming exercise of all of Mr. Martin's stock options.

         In conclusion, the Company's executive officers' stock ownership and stock option awards closely align their interests with the Company's shareholders' long-term interests, consistent with the compensation philosophies set forth above. This close alignment has existed since the Company's inception and has contributed significantly to the Company's growth and profitability.

                                   By the Compensation Committee

                                   Lee R. Kemberling
                                   James T. Emanuel

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total shareholder return for the Company, the Nasdaq Stock Market (U.S.) Index, and the Nasdaq Health Services Index for the period since the Company's Common Stock began trading on July 18, 1996. This graph assumes that $100 was invested on July 18, 1996 in the Company's Common Stock and in the other indices. Note that historic stock price performance is not necessarily indicative of future stock price performance.




                               [GRAPH]

                                                                 7/18/96              10/10/96               12/31/96
                                                                 -------              --------               --------
                     Sterile Recoveries, Inc.                    $100.00               $155.26               $155.92
                     Nasdaq Stock Market (U.S. Index)            $100.00               $111.59               $116.16
                     Nasdaq Health Services Index                $100.00               $104.72               $ 96.99



                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Company may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                             THE BOARD OF DIRECTORS

                                             Clearwater, Florida
                                             March 24, 1997

                            STERILE RECOVERIES, INC.


                             1995 STOCK OPTION PLAN



         Sterile Recoveries, Inc. establishes the following 1995 Stock Option Plan for the exclusive benefit of its eligible employees and other key persons:


                                   ARTICLE I

                           PURPOSE AND INTERPRETATION


         1.1 PURPOSE. The purpose of this Plan is to further the interests of the Company, its Subsidiaries (if any), and its shareholders by providing incentives in the form of Stock Options to key employees and other key persons who contribute materially to the success and profitability of the Company. The Plan will enable the Company to attract and retain key employees, to reward outstanding individual contributions, and to give selected key employees and other key persons an interest in the Company parallel to that of its shareholders, thus enhancing their proprietary interest in the Company's continued success and progress.

         1.2 DEFINITIONS. As used in this Plan, the following defined, capitalized terms have the respective meanings ascribed to them:

               "ADMINISTRATIVE COMMITTEE" means the Board of Directors before the Common Stock is Publicly Held and the committee appointed by the Board of Directors pursuant to section 2.1 to administer the Plan after the Company is Publicly Held.

               "AFFILIATE" means a Subsidiary of the Company, a corporation that directly or indirectly owns 80% or more of the voting securities of the Company, or a corporation of which 80% or more of the voting securities is owned directly or indirectly by the same corporation that directly or indirectly owns 80% or more of the voting securities of the Company.

               "BOARD OF DIRECTORS" means the Board of Directors of the Company.

               "CHANGE IN CONTROL" means any of the following: (a) the shareholders of the Company approve a liquidation of all or substantially all the consolidated assets of the Company and its Subsidiaries, other than a liquidation of a

       Subsidiary into the Company or another Subsidiary (unless the transaction is subsequently abandoned or otherwise fails to occur); (b) the shareholders of the Company approve a sale, lease, exchange, or other transfer to any person other than the Company or a Subsidiary (in a single transaction or related series of transactions) of all or substantially all of consolidated assets of the Company and its Subsidiaries, excluding the creation (but not the foreclosure) of a lien, mortgage, or security interest (unless the transaction is subsequently abandoned or otherwise fails to occur); (c) the shareholders of the Company approve a merger, consolidation, reorganization, tender offer, exchange offer, or share exchange in which the Company will not be the surviving corporation or will become a majority-owned subsidiary of a person other than a Subsidiary (unless the transaction is subsequently abandoned or otherwise fails to occur); or (d) the occurrence of any event, transaction, or arrangement that results in any person or group becoming a beneficial owner of (i) a majority of the outstanding Common Stock of the Company or any Subsidiary that contributed more than 50% of the Company's consolidated revenues for its last fiscal year, (ii) securities of the Company representing a majority of the combined voting power of all the outstanding securities of the Company that are entitled to vote generally in the election of its directors, or (iii) with respect to any Subsidiary that contributed more than 50% of the Company's consolidated revenues for its last fiscal year, securities of that Subsidiary representing a majority of the combined voting power of all the outstanding securities of that Subsidiary that are entitled to vote generally in the election of its directors, unless in each case the beneficial owner is the Company, a Subsidiary, an employee benefit plan sponsored by the Company, a person or group who is a record or beneficial owner of 25% or more of the outstanding Shares on the Date of Grant, or a person who becomes a beneficial owner of 25% or more of the outstanding Shares solely by becoming a trustee of an inter vivos trust created by a person who is the record or beneficial owner of 25% or more of the outstanding Shares on the Date of Grant.

              "COMMON STOCK" means the common stock, $.001 par value, of the Company.

              "COMPANY" means Sterile Recoveries, Inc., a Florida corporation and the sponsor of this Plan.

              "DATE OF GRANT" means, with respect to a Stock Option, the date as of when it is granted to a Participant.

              "EMPLOYEE" means a person who is an officer of the Company or is employed by the Company or a Subsidiary on a full-time, salaried basis for at least 30 hours each week.

              "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and includes all rules and regulations of the SEC promulgated under that act.

              "INCENTIVE OPTION" means a Stock Option granted under this Plan that is intended to qualify as an "incentive stock option," as defined in section 422 of the Internal Revenue Code, as in effect on the Date of Grant of the Stock Option.

              "INTERNAL REVENUE CODE" means the United States Internal Revenue Code of 1986, as amended from time to time, or any United States income tax law subsequently enacted in substitution for that code.

              "MARKET VALUE" means, as of any particular date, the mean average of the high bid and low asked prices of the Shares that were quoted on the National Association of Securities Dealers Automated Quotation System on that date, or the weighted mean average of the high and low sales prices of the Shares on the American Stock Exchange or the New York Stock Exchange, if the Shares become listed for trading on either of those securities exchanges or, if the Common Stock is not Publicly Held, the market value of the Company as determined in the sole discretion of the Administrative Committee.

              "NONQUALIFIED OPTION" means a Stock Option granted under this Plan that is not designated as an Incentive Option.

              "OPTION AGREEMENT" means an agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, and limitations applicable to a Stock Option.

              "PARTICIPANT" means an Employee who is selected by the Administrative Committee to receive a Stock Option pursuant to this Plan, in the person's capacity as a participant under the Plan.

              "PLAN" means this 1995 Stock Option Plan of Sterile Recoveries, Inc., as originally adopted and as subsequently amended, modified, or supplemented in accordance with its terms.

              "PUBLICLY HELD" means the status of the Shares at any time subsequent to (i) the sale of Shares of the Company in a registered offering under the Securities Act of 1933, as amended, or (ii) if earlier, the registration of the Shares under the Exchange Act.

              "SHARES" means shares of the Common Stock or any securities issued in exchange or substitution for those shares pursuant to a transaction described in section 5.1.

              "STOCK OPTION" means an option to purchase Shares from the Company that is granted to a Participant pursuant to this Plan, whether as an Incentive Option or a Nonqualified Option.

              "SUBSIDIARY" means a corporation of which 80% of its voting securities are owned directly or indirectly by the Company.

          1.3 OTHER WORDS. As used in this Plan, the word "or" is not exclusive; the words "consent" and "approval" are synonymous; the word "including" is always without limitation; the phrase "beneficial owner" has the meaning attributed to it under Rule 13d-3 of the Exchange Act; the word "group" has the meaning attributed to that term in Rule 13d-5(b)(1) under the Exchange Act; and the phrase "business day" means any day that is not a Saturday, Sunday, or holiday observed by the New York Stock Exchange. This Plan is written in the masculine gender solely for convenience, and masculine words should be construed to include correlative neuter and feminine words. In addition, words in the singular number include words of the plural number and vice versa.

          1.4 HEADINGS AND REFERENCES. The titles and headings preceding the text of the articles and sections of this Plan are solely for convenient reference and neither constitute a part of this Plan nor affect its meaning, interpretation, or effect. Unless otherwise expressly stated, a reference in this Plan to a section refers to a section of this Plan.

          1.5 LIMITATION OF GRANT. Nothing in this Plan, whether express or implied, is intended or should be construed to confer upon, or to grant to, any person (other than the Participants and their respective heirs and personal representatives) any claim, right, or remedy under or because of this Plan. An Employee does not have any claim or right to participate in this Plan and will not acquire any right to continue as an officer or employee of the Company or a Subsidiary because of his selection as a Participant under this Plan. An Employee's selection as a Participant does not restrict in any way the right of the Company or a Subsidiary to terminate his employment at any time.

          1.6 GOVERNING LAW. The validity, construction, enforcement, and interpretation of this Plan are governed by the laws of the United States of America and the State of Florida, excluding the laws of those jurisdictions relating to resolution of conflicts with laws of other jurisdictions.


                                   ARTICLE II
                              PLAN ADMINISTRATION

          2.1 ADMINISTRATIVE COMMITTEE. This Plan will be administered by an Administrative Committee. Before the Shares become Publicly Held, the Administrative Committee will consist of the Board of Directors. After the Shares become Publicly Held, the Administrative Committee will consist of at least two members of the Board of Directors to serve for unspecified terms at the discretion of the Board of Directors. The Board of Directors may remove a member of the Administrative Committee (as such) at any time, with or without cause, and has the exclusive power to appoint a successor to fill any vacancy on the Administrative Committee. After the Shares become Publicly Held, the Administrative Committee will not include any person who, for at least one year before his appointment, received Shares or Stock Options under this Plan or any other benefit plan entitling a Participant to acquire any stock, stock options, or other "equity securities" of the

Company or its Affiliates (as that term is defined for purposes of section 16 of the Exchange Act). A member of the Administrative Committee is ineligible to receive a grant of an option under this Plan or any other plan of the Company or any of its Affiliates while serving as a member of the Administrative Committee.

          2.2 POWER AND AUTHORITY. The Administrative Committee has the exclusive power and authority, and the sole and absolute discretion, to do the following: (a) construe and interpret this Plan; (b) select the Employees and other persons who will be Participants in this Plan; (c) amend, prescribe, and rescind rules and regulations relating to this Plan; (d) grant options under the Plan, either conditionally or unconditionally, and designate whether they constitute incentive or nonstatutory options; (e) determine when options will be granted under the Plan; (f) determine the number of Shares subject to each option; (g) determine the terms and conditions of each option, including the exercise price of each option (which must comply with section 3.4 of this Plan), the time or times when the option will become exercisable and the duration of the exercise period which must not exceed the limitations specified in section 3.4 of this Plan), the conditions under which the option will vest and become exercisable, the methods of exercising options, and the methods for payment of the exercise price; (h) to approve and recommend amendments to the Plan for adoption by the Board of Directors and (if necessary or desirable) the shareholders of the Company; (i) to prescribe the form or forms of agreement or instruments evidencing options granted under the Plan; (j) to engage the services of any agent, expert, or professional advisor in furtherance of the Plan's purposes; and (k) to take all other actions, and make all other determinations, that are advisable or necessary for the Plan's administration. In the absence of fraud or mistake, any action or determination by the Administrative Committee will be final and binding on all persons.

          2.3 APPROVAL PROCEDURES. All actions and determinations of the Administrative Committee must be unanimous. Every action or determination of the Administrative Committee that is expressly required or permitted under this Plan will be valid only if undertaken pursuant to a vote, consent, or approval that is evidenced by either (a) a resolution adopted by the affirmative vote of all the members of the Administrative Committee at a meeting, or (b) a written consent signed by all the members of the Administrative Committee. The members of the Administrative Committee may execute a written consent in counterparts. Each executed counterpart will constitute an original document, and all of them, together, will constitute the same document. A properly executed written consent will be effective as of the date specified in it or, if an effective date is not so specified, on the date when it is signed by the last person necessary to validate it, and will be valid if it is executed before, after, or concurrently with the action or determination to which it applies.

          2.4 INDEMNIFICATION. A member of the Administrative Committee is not liable for, and the Company releases each member of the Administrative Committee from all liability for, any punitive, incidental, consequential, or other damages or obligation to the Company or any Employee, Participant, or other person for any act or omission by the member of the Administrative Committee (including his own negligence), or by any agent, employee, professional advisor, or other expert used or engaged by the Administrative Committee, if the act or omission does not constitute gross negligence or willful misconduct and is done or omitted in good faith, on behalf of the Company, and in a manner reasonably believed by him to be both in the best interests of the Company and within the scope of the authority granted to the Administrative Committee by this Plan. The Company shall indemnify each member of the Administrative Committee, and shall reimburse him from the Company's assets, for any cost, loss, damage, expense, or liability (including fines, amounts paid in settlement, and legal fees and expenses) incurred by him by reason of any act or omission for which he is released from liability pursuant to this section.


                                  ARTICLE III
                         STOCK OPTIONS AND PARTICIPANTS

          3.1 STOCK OPTIONS. Benefits under this Plan will consist of Stock Options. The Administrative Committee may designate any Stock Option as an Incentive Option, in which case the Stock Option must comply with the requirements of section 3.5. If no designation is made, a Stock Option will constitute a Nonqualified Option. The Administrative Committee may grant a Participant both Incentive Options and Nonqualified Options, at the same time or at different times.

          3.2 PARTICIPANTS. Every Employee is eligible to be selected by the Administrative Committee to participate in this Plan. The Administrative Committee's designation of an Employee as a Participant at any particular time does not require the Administrative Committee to designate that Employee to receive any Stock Options at any other time or to receive the same Stock Options as any other Participant at any time. The Administrative Committee may consider such factors as it deems pertinent in selecting Participants and in determining the amount, nature, and composition of Stock Options awarded to them, including the following: (i) the financial condition of the Company and its Subsidiaries; (ii) the expected net income of the Company for the current or future years; (iii) the contributions of an Employee to the success and profitability of the Company or an Affiliate; and (iv) the adequacy of the Employee's other compensation. The Administrative Committee may award Stock Options to an Employee even if Stock Options previously were granted to the Employee under this or another plan of the Company or an Affiliate, and whether or not the previously granted benefits have been fully exercised. An Employee who participates in another benefit plan of the Company or an Affiliate also may participate in this Plan.

          3.3 BENEFIT LIMITATIONS. The total number of Shares that are authorized to be issued pursuant to the exercise of Stock Options granted under this Plan is limited to 380,000 Shares (after the three-for-one stock split in the form of a stock dividend authorized on December 21, 1995). This amount automatically will be adjusted in accordance with section 5.1. If a Stock Option is forfeited or terminated as a whole or in part for any reason other than its exercise, the unexercised Shares constituting that Stock Option (or the part of it so terminated) will be available for future awards of Stock Options under this Plan. No Participant may receive, under the Plan, Stock Options the aggregate of which is more than 76,000 Shares or 20% of the Shares authorized under this Plan.

          3.4 EXERCISE PRICE AND DATES; OTHER TERMS AND CONDITIONS. The purchase price for each Share purchased pursuant to the exercise of a Stock Option must not be less than the Market Value of a Share on the Date of Grant of the Stock Option. Stock Options are not exercisable until they have been accepted by the Participant. An award of a Stock Option to a Participant will be cancelled automatically if he does not accept the award within 30 calendar days following the date when he is given written notice of the award. Every Stock Option must expire not later than ten years after its Date of Grant, and, except as otherwise provided in section 4.2 or in the Option Agreement, it will expire on the 90th day following the date when the Participant (other than non-Employee Participants) to whom it was granted ceases to be an Employee. If the optionee is an Employee, the optionee shall not dispose of the option (other than upon its exercise) or any stock acquired pursuant to exercise of the option for six months following the Date of Grant. Subject to the foregoing limitations, the Administrative Committee may impose on an award of Stock Options any terms and conditions that it deems appropriate, including vesting schedules and forfeiture provisions.

          3.5 INCENTIVE OPTIONS. Notwithstanding anything in this Plan to the contrary, an Incentive Option must satisfy the following additional requirements:

         (a) The Incentive Option must be designated as such by the Administrative Committee when it is granted;

         (b)     The Participant must be an Employee;

         (c) This Plan must be approved by the shareholders of the Company within 12 months before or after the effective date of the Plan; and

         (d) The Incentive Option must satisfy all conditions and requirements imposed by the Internal Revenue Code for qualified incentive stock options and any policies instituted by the Administrative Committee with respect to incentive stock options.

                                   ARTICLE IV
                           EXERCISE OF STOCK OPTIONS

         4.1 EXERCISE METHOD. Subject to limitations imposed by the this Plan and the Stock Option Agreement, a Participant may exercise a Stock Option as a whole, in part, or in increments at any time or from time to time before it expires. A partial exercise of a Stock Option will not affect a Participant's subsequent right to exercise the Stock Option as to the remaining Shares subject to the Stock Option. To exercise a Stock Option, a Participant must do the following: (a) deliver to the Company a written notice of exercise in such form as prescribed by the Administrative Committee; (b) tender to the Company full payment for the Shares to be purchased pursuant to the exercise of the Stock Option; and (c) comply with such other reasonable requirements as the Administrative Committee may establish. The exercise date of a Stock Option will be the date when the Company has received the notice of exercise and full payment of the exercise price and all other requirements established by the Administrative Committee have been satisfied. A Participant may pay all or any part of the exercise price under a Stock Option for the option shares to be purchased pursuant to the Stock Option by any combination of the following methods:

         (a) By bank draft, money order, or personal check payable to the order of the Company; or

         (b) By transferring to the Company outstanding Shares that are owned by the Participant; or

         (c) By delivering to the Company the Participant's written election for the Company to withhold a portion of the Shares otherwise issuable to the Participant pursuant to the exercise of the Stock Option; or

         (d) To the extent approved in advance by the Administrative Committee, by delivering to a financial institution or a securities broker-dealer irrevocable instructions to pay promptly to the Company all or a portion of the proceeds from either a sale of the Shares to be purchased pursuant to the Participant's exercise of the Stock Option or a loan to be secured by a pledge of all or a portion of any of those Option Shares.

Any applicable local, state, or federal tax withholding obligation associated with a Participant's exercise of a Stock Option shall be satisfied by the Company's withholding a portion of the Shares otherwise issuable to the Participant pursuant to the exercise of the Stock Option. Shares that are transferred to, or withheld by, the Company in payment of the exercise price and any tax withholding will be valued for purposes of payment at their Market Value on the exercise date of the Stock Option. This provision does not preclude the exercise of a Stock Option by any other proper legal method specifically approved by the Administrative Committee. The Administrative Committee shall determine the acceptable methods for tendering or withholding Shares as payment for the exercise price of a Stock Option and may impose limitations and prohibitions on the use of Shares to pay the exercise price of a Stock Option as it considers appropriate for tax, legal, business, or accounting reasons. No one has the rights of a shareholder with respect to Shares subject to a Stock Option until a certificate evidencing those Shares has been delivered to the person exercising the Stock Option.

         4.2     EXERCISE CONDITIONS.

                 (a) Employees. A Participant who is an Employee may exercise a Stock

Option only if he has been in the continuous employment of the Company or a Subsidiary during the period beginning on the Date of Grant of the Stock Option and ending on the 90th day before the exercise date. The Administrative Committee may decide to what extent bona fide leaves of absence for illness, temporary disability, government or military service, or other reasons will constitute an interruption of continuous employment. Each Stock Option is exercisable during the life of the Participant only by him.

         A Stock Option expires and ceases to be exercisable on the 90th day after the Participant to whom it was granted ceases to be an Employee, except as otherwise provided in this Plan and in the Option Agreement. If a Participant's employment with the Company or a Subsidiary is terminated (voluntarily or involuntarily), he may exercise his Stock Options within 90 calendar days following his date of termination. If a Participant dies or ceases to be an Employee because of disability within the meaning of section 22(e)(3) of the Internal Revenue Code at a time when he is entitled to exercise a Stock Option, the Stock Option will continue to be exercisable for 180 days after his death or disability by the Participant (in the case of disability) or by the Participant's heir or estate (in the case of death). Notwithstanding the foregoing, a Stock Option is never exercisable later than the stated expiration date of the Stock Option. After the death, disability, or termination of employment of a Participant, his Stock Options will be exercisable only with respect to the number of Shares (if any) that could have been exercised as of the date when he ceased to be an Employee (subject to any adjustment required by section 5.1). A Stock Option will terminate, as a whole or in part, to the extent that, in accordance with this section, it ceases to be exercisable for any of the Shares subject to it.

                 (b) Other Persons. Stock Options held by Participants who are not Employees will be exercisable on the terms and conditions set forth in the Stock Option Agreement between the Company and the Participant.

         4.3 CANCELLATION AND RESCISSION OF STOCK OPTIONS. Unless the Stock Option Agreement specifies otherwise, the Administrative Committee may cancel any Stock Options at any time if the Participant is not in compliance with all applicable provisions of the Plan, the Stock Option Agreement, and with the following conditions:

                 (a) A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Administrative Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For a Participant whose employment has terminated, the judgment of the chief executive officer shall be based on the Participant's position and responsibilities while employed by the Company, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current, and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers, and competitors of the Participant's assuming the post-employment position, guidelines for business conduct established by the Company, and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than 10 percent equity interest in the organization or business.

                 (b) A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

                 (c) A Participant shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries.

                 (d) Upon exercise pursuant to a Stock Option, the Participant shall certify in the notice of exercise that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of paragraph (a), (b), or (c) of this section 4.3 prior to, or during the six months after, any exercise pursuant to a Stock Option shall cause such exercise to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized as a result of the rescinded exercise, pursuant to a Stock Option. Such payment shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise.

         4.4 RESERVATION, LISTING, AND DELIVERY OF SHARES. The Company shall reserve from its authorized but unissued shares of Common Stock and keep available until the termination of this Plan, solely for issuance upon the exercise of Stock Options, the number of Shares issuable at any time pursuant to the exercise of Stock Options granted or available for grant under this Plan. In addition, the Company shall take all requisite action to assure that it validly and legally may issue fully-paid, nonassessable Shares upon the exercise of each Stock Option. Also, after the Shares become Publicly Held, the Company, at its sole expense, shall reserve for listing on the National Association of Securities Dealers Automated Quotation System or any national securities exchange on which the Shares are listed for trading, upon official notice of issuance pursuant to the exercise of Stock Options, the number of Shares issuable at any time upon the exercise of Stock Options granted or available for grant under this Plan, and the Company shall maintain that listing until this Plan terminates. Promptly after a Stock Option is validly exercised, the Company shall issue and deliver to the order of the person who exercised the Stock Option a stock certificate evidencing that number of fully-paid and nonassessable Shares that were purchased pursuant to the exercise of the Stock Option, plus, instead of any fractional Share to which that person otherwise would be entitled, a cash sum equal to the product of (a) that fraction, multiplied by (b) the Market Value of one full Share as of the exercise date of the Stock Option. The Company shall pay all costs and excise taxes associated with the original issuance of stock certificates evidencing Shares purchased pursuant to the exercise of Stock Options.

         4.5 LEGAL COMPLIANCE. Stock Options are exercisable, and Shares are issuable under this Plan, only in compliance with all applicable state and federal laws and regulations (including securities laws) and the rules of all stock exchanges on which the Shares are listed for trading. Any certificate evidencing Shares issued under the Plan will bear such legends and statements as the Administrative Committee deems advisable to assure compliance with those laws, rules, and regulations. A Stock Option is not exercisable, and the Company shall not issue any Shares under this Plan, until the Company has obtained any consent or approval required from any state or federal regulatory body having jurisdiction. Upon the exercise of a Stock Option by an heir, guardian, or personal representative of a Participant, the Administrative Committee may require reasonable evidence of the person's legal ownership of the Stock Option and such consents and releases of governmental authorities as it deems advisable.


                                   ARTICLE V
                             ADDITIONAL PROVISIONS

         5.1 ANTIDILUTION. If the Company does any of the following (a "Dilutive Event") at any time before the exercise or expiration of a Stock
Option: (a) splits or subdivides its then-outstanding Shares into a greater or different number of Shares; (b) reduces the then-outstanding number of Shares by a reverse stock-split or by otherwise combining those Shares into a smaller number of Shares; (c) effects any other capital adjustment, recapitalization, reorganization, or reclassification that has the effect of increasing or decreasing proportionately the number of outstanding Shares then held by each shareholder; (d) distributes any of its assets to its shareholders pro rata as a partial liquidation or return of capital; or (e) declares, issues, or distributes to the holders of its Common Stock, without separate payment therefor, (i) a noncash dividend payable in any property or securities of the Company, including additional Shares, or (ii) any cash, property, or securities in connection with a spin-off, split-up, reclassification, recapitalization, combination of shares, or similar rearrangement of the Company's capital stock; then, upon the subsequent exercise of a Stock Option after the record date for, or the occurrence of, each Dilutive Event, the Participant will be entitled to receive, in exchange for the exercise price specified in the Stock Option, and in addition to (or in substitution for in the case of a reduced number of Shares), the Shares otherwise issuable upon exercise of the Stock Option, the additional (or reduced) amount of Shares and other securities and property (including cash) resulting from the Dilutive Event that he would have been entitled to receive if (A) he had exercised the Stock

Option on the Date of Grant (even if the Stock Option was not exercisable then) and had been the record owner of the number of Shares resulting from the exercise during the period beginning on that date and ending on the actual exercise date of the Stock Option, and (B) he had retained all Shares and other securities and property (including cash) receivable by him during that period, after giving effect to all the Dilutive Events that occurred during that period.

         5.2     CHANGE IN CONTROL.

                 (a) Generally. If a Change in Control occurs, all outstanding Stock Options will become fully vested and exercisable as of the earlier of the effective date of the shareholder approval or the effective date of any of the Change in Control transaction (the "Effective Date") and, at the election of the Board of Directors, the Company may terminate the Plan, in which case the holder of each outstanding Stock Option will be entitled to payment of the amount by which the Market Value of all Shares subject to the Stock Option on the Effective Date exceeds the Market Value of all those Shares as of the Date of Grant of the Stock Option, in full settlement of all the holder's rights and interests in the Stock Option.

                 (b) Special Rules Governing Mergers and Stock Exchanges. In the case of a merger, share exchange, or other transaction in which the shareholders of the Company receive securities of the acquirer, at the election of the Board of Directors, the Company may (but is not obligated to) elect to continue this Plan and each Stock Option granted under the Plan will be converted into an option to purchase securities of the acquirer being issued in the transaction. In such case, the exercise price and number of Shares subject to the Stock Option will be adjusted based on the exchange or conversion ratio (the "Ratio") used to convert Shares into securities of the acquirer. The adjusted exercise price will be the exercise price per Share, divided by the Ratio. The adjusted number of Shares subject to the Stock Option will be the product of the Ratio multiplied by the number of Shares subject to the Stock Option before the transaction.

                 (c) Special Rules in Case of Cash Acquisition. In the case of a Change in Control transaction in which the Shareholders will receive consideration for their Shares (such as cash or debt) other than common stock of the acquirer and the Company has elected pursuant to (a) above to terminate the Plan and pay the spread of the Market Value on the Effective Date over the Market Value on the Date of Grant, each holder of a stock option may elect to defer the payment and settlement following termination of the Plan by up to six months and one day after the Effective Date.

         5.3 ASSIGNMENT, AMENDMENT, AND TERMINATION. Every Stock Option is not transferable, except pursuant to the death of a Participant, and any attempted transfer or assignment by a Participant will be invalid and ineffective as to the Company. The Board of Directors of the Company may alter, amend, or terminate this Plan without approval of the Company's shareholders. However, subject to changes in law or other legal requirements that would permit otherwise, without the approval of the Company's shareholders, an amendment will not be valid and effective if it:

         (a) materially increases the benefits accruing to Participants under the Plan;

         (b) materially modifies the eligibility requirements for participation in the Plan;

         (c) reduces the minimum exercise price per Share of Stock Options granted or available for grant under this Plan;

         (d) materially increases the aggregate number of Shares that is issuable upon the exercise of Stock Options; or

         (e)     amends the requirements of paragraphs (a)-(d) of this section.

An amendment or termination of this Plan, whether with or without the approval of the Company's shareholders, will not alter or impair any right or obligation of an outstanding Stock Option without the consent of the person then entitled to exercise it, except for adjustments expressly provided for in this Plan.

         5.4 EXPENSES AND PROCEEDS. The Company shall pay all expenses of the Plan. The Company may use the cash proceeds received from Participants upon the exercise of Stock Options for general corporate purposes.

         5.5 MARKET VALUE DETERMINATIONS. If, after the Shares are Publicly Held, trading in the Shares, or a price quotation for the Shares, does not occur on a date when the Market Value is required to be determined under either this Plan or a stock option agreement, the next preceding date when Shares were traded or a price was quoted will control the determination of the Market Value.

         5.6 DURATION AND EFFECTIVE DATE. This Plan will become effective as of December 21, 1995, subject to approval by the Company's shareholders within 12 months after that date, and will terminate on the tenth anniversary of its effective date. The Company is not authorized to award any Stock Options after the termination date of this Plan.

         5.7 RULE 16B-3. With respect to persons subject to section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of SEC Rule 16b-3 or any rule promulgated by the SEC under the Exchange Act in substitution for that rule. To the extent any provision of the Plan or action by the Administrative Committee fails to so comply, it shall be null and void, to the extent permitted by law and deemed advisable by the Administrative Committee.

ADOPTED BY BOARD OF DIRECTORS                  ADOPTED BY SHAREHOLDERS ON
    ON DECEMBER 21, 1995                             DECEMBER 21, 1995

                                               STERILE RECOVERIES, INC.



                                               By: /s/ Richard T. Isel
                                                  -----------------------------
                                                       Richard T. Isel
                                                       President

ATTEST:                                         [CORPORATE SEAL]
   /s/ James T. Boosales
-----------------------------
James T. Boosales
Secretary

                            STERILE RECOVERIES, INC.


                   FIRST AMENDMENT TO 1995 STOCK OPTION PLAN


         This First Amendment to 1995 Stock Option Plan (this "Amendment") amends the 1995 Stock Option Plan of Sterile Recoveries, Inc. adopted on December 21, 1995 (the "Plan"). Unless otherwise defined in this Amendment, all capitalized terms used in this Amendment have the meanings ascribed to them in the Plan, and the definitions of those terms contained in the Plan are incorporated by reference in this Amendment.

         1. AMENDMENT TO THE PLAN. The first sentence of Section 3.3 of the Plan is amended in its entirety to state as follows:

       The total number of Shares that are authorized to be issued pursuant to the exercise of Stock Options granted under this Plan is limited to 500,000 Shares (after the three-for-one stock split in the form of a stock dividend authorized on December 21, 1995).

         2. COUNTERPARTS. This Amendment may be executed in counterparts. Each executed counterpart of this Amendment will constitute an original document, and all executed counterparts, together, will constitute the same Amendment.


ADOPTED BY BOARD OF DIRECTORS                     ADOPTED BY SHAREHOLDERS
      ON MAY 2, 1996                                    ON MAY 2, 1996


                                                  STERILE RECOVERIES, INC.


                                                  By:  /s/ Wayne R. Peterson
                                                     --------------------------
                                                       Wayne R. Peterson
                                                       Executive Vice President


ATTEST:                                                   [CORPORATE SEAL]

/s/ James T. Boosales
--------------------------------
James T. Boosales
Secretary

                            STERILE RECOVERIES, INC.


                   SECOND AMENDMENT TO 1995 STOCK OPTION PLAN


                                OCTOBER 17, 1996


       This Second Amendment to 1995 Stock Option Plan (this "Amendment") is executed by an authorized officer of Sterile Recoveries, Inc. (the "Company") to record the following amendments to the Company's 1995 Stock Option Plan (the "Plan") that were approved on October 17, 1996, by the Board of Directors of the Company:

       1. Incorporation by Reference. Unless otherwise expressly defined in this Amendment, all capitalized terms used in this Amendment have the respective meanings ascribed to them in the Plan, and the definitions of those terms in the Plan are incorporated by reference in this Amendment.

       2. Amendment to Preamble. The preamble of the Plan is amended to delete the words "and other key persons."

       3. Amendment to Section 1.1. Section 1.1 of the Plan is amended to delete the words "and other key persons" in the first and second sentences of that section.

       4. Amendment to Section 1.2. Section 1.2 of the Plan is amended to replace the definition of "Administrative Committee" in its entirety with the following definition:

               "ADMINISTRATIVE COMMITTEE" means the Board of Directors.

       5. Amendment to Section 2.1. Section 2.1 of the Plan is amended in its entirety as follows:

               2.1 Administrative Committee. This Plan will be administered by an Administrative Committee consisting of all the members of the Board of Directors to serve for unspecified terms at the discretion of the Board of Directors.

       6. Amendment to Section 2.2. Section 2.2 of the Plan is amended to delete the words "and other persons" from the first sentence of that section.

       7. Amendment to Section 2.3. Section 2.3 of the Plan is amended in its entirety as follows:

               2.3      APPROVAL PROCEDURES.  A quorum of the Administrative

         Committee consists of a majority of its members. If a quorum is present when a vote is taken, the affirmative vote of a majority of members present constitutes an act of the Administrative Committee. Every action or determination of the Administrative Committee that is expressly required or permitted under this Plan will be valid only if undertaken pursuant to a vote, consent, or approval that is evidenced by either (a) a resolution adopted by the affirmative vote of a majority of the members of the Administrative Committee at a meeting, or (b) a written consent signed by all the members of the Administrative Committee. The members of the Administrative Committee may execute a written consent in counterparts. Each executed counterpart will constitute an original document, and all of them, together, will constitute the same document. A properly executed written consent will be effective as of the date specified in it or, if an effective date is not so specified, on the date when it is signed by the last person necessary to validate it, and will be valid if it is executed before, after, or concurrently with the action or
         determination to which it applies.   Notwithstanding the foregoing,
         the Administrative Committee need not convene a separate meeting if an action taken by the Administrative Committee is voted upon by the members of the committee at a duly convened meeting of the Board of Directors.

       8. Amendment to Section 3.4. Section 3.4 of the Plan is amended to delete the parenthetical "(other than Non-employee Participants)" from the fourth sentence of that section and to substitute "The" for the phrase "If the Optionee is an Employee, the" from the beginning of the fifth sentence of that section.

       9. Amendment to Section 4.1. Section 4.1 of the Plan is amended in its entirety as follows:

               4.1 EXERCISE METHOD. Subject to limitations imposed by this Plan and the Stock Option Agreement, a Participant may exercise a Stock Option as a whole, in part, or in increments at any time or from time to time before it expires. A partial exercise of a Stock Option will not affect a Participant's subsequent right to exercise the Stock Option as to the remaining Shares subject to the Stock Option. To exercise a Stock Option, a Participant must do the following: (a) deliver to the Company a written notice of exercise in such form as prescribed by the Administrative Committee; (b) tender to the Company full payment for the Shares to be purchased pursuant to the exercise of the Stock Option; (c) pay to the Company, or make an arrangement satisfactory to the Administrative Committee for the payment of, any tax withholding required in connection with the exercise of the Stock Option; and (d) comply with such other reasonable requirements as the Administrative Committee may establish. The exercise date of a Stock Option will be the date when the Company has received the notice of exercise and full payment of the exercise price, the Company has received, or the holder of the Stock Option has made a satisfactory arrangement for the payment of any requisite tax withholding, and all other requirements established by the Administrative Committee have been satisfied. A Participant may pay all or any part of the exercise price and any applicable tax withholding for the option shares to be purchased pursuant to the Stock Option by any combination of the following methods:

       (a) By bank draft, money order, or personal check payable to the order of the Company; or

       (b) By transferring to the Company outstanding Shares that are owned by the Participant; or

       (c) By delivering to the Company the Participant's written election for the Company to withhold a portion of the Shares otherwise issuable to the Participant pursuant to the exercise of the Stock Option; or

       (d) To the extent approved in advance by the Administrative Committee, by delivering to a financial institution or a securities broker-dealer irrevocable instructions to pay promptly to the Company all or a portion of the proceeds from either a sale of the Shares to be purchased pursuant to the Participant's exercise of the Stock Option or a loan to be secured by a pledge of all or a portion of any of those Option Shares.

Shares that are transferred to, or withheld by, the Company in payment of the exercise price and any tax withholding will be valued for purposes of payment at their Market Value on the exercise date of the Stock Option. This provision does not preclude the exercise of a Stock Option by any other proper legal method specifically approved by the Administrative Committee. The Administrative Committee shall determine the acceptable methods for tendering or withholding Shares as payment for the exercise price of a Stock Option and tax withholding and may impose limitations and prohibitions on the use of Shares to pay the exercise price of a Stock Option or tax withholding as it considers appropriate for tax, legal, business, or accounting reasons. No one has the rights of a shareholder with respect to Shares subject to a Stock Option until a certificate evidencing those Shares has been delivered to the person exercising the Stock Option.

       10. Amendment to Section 4.2. Section 4.2 of the Plan is amended to delete the words "(a) Employees." and "who is an Employee" from the first sentence of that section and to delete subparagraph (b) in its entirety.

       11. Amendment to Section 4.3. The first sentence of section 4.3 of the Plan is amended to delete the phrase "Plan, the Stock Option Agreement, and with the following conditions:" and replaced with "Plan, and the Stock Option Agreement or if the Participant violates any of the following conditions:".

       12. Continued Effectiveness; Effective Date. Except as amended by this

Amendment, the Plan continues in full force and effect. This Amendment will become effective when adopted by the Board of Directors and is applicable to all options granted in the future under the Plan and to each outstanding option under the Plan that is held by a Participant.

ADOPTED BY BOARD OF DIRECTORS               STERILE RECOVERIES, INC.
  AND ADMINISTRATIVE COMMITTEE
  ON OCTOBER 17, 1996
                                            By:  /s/ Richard T. Isel
                                                -------------------------------
                                                Richard T. Isel
                                                President

ATTEST:                                            [Corporate Seal]
   /s/ James T. Boosales
-----------------------------
James T. Boosales
Secretary

                            STERILE RECOVERIES, INC.


                   THIRD AMENDMENT TO 1995 STOCK OPTION PLAN



         This Third Amendment to 1995 Stock Option Plan (this "Amendment") is executed by an authorized officer of Sterile Recoveries, Inc. (the "Company") to record the following amendments to the Company's 1995 Stock Option Plan adopted on December 21, 1995 (the "Plan") that were approved on February 24, 1997, by the Company's Board of Directors and on _________, 1997, by the Company's shareholders.

         1. INCORPORATION BY REFERENCE. Unless otherwise expressly defined in this Amendment, all capitalized terms used in this Amendment have the respective meanings ascribed to them in the Plan, and the definitions of those terms contained in the Plan are incorporated by reference in this Amendment.

         2. AMENDMENTS TO SECTION 3.3. The first sentence of Section 3.3 of the Plan is amended in its entirety to state as follows:

         The total number of Shares that are authorized to be issued pursuant to the exercise of Stock Options granted under this Plan is limited to 700,000 Shares.

         The last sentence of Section 3.3 of the Plan is amended in its entirety to state as follows:

         No participant may receive, under the Plan, Stock Options the aggregate of which is more than 20% of the Shares authorized under the Plan.

         3.      CONTINUED EFFECTIVENESS; EFFECTIVE DATE.   Except as amended
by this amendment, the Plan continues in full force and effect. This amendment will become effective when adopted by the Board of Directors and is applicable to all options granted in the future under the Plan and to each outstanding option under the Plan that is held by a Participant.


ADOPTED BY BOARD OF DIRECTORS                    ADOPTED BY SHAREHOLDERS
    ON February 24, 1997                              ON __________, 1997


                                                 STERILE RECOVERIES, INC.


                                                 By:
                                                    ---------------------------
                                                    Richard T. Isel
                                                    President and Chief
                                                       Executive Officer

ATTEST:                                               [CORPORATE SEAL]

-------------------------------
James T. Boosales
Secretary

                                    APPENDIX


                     1997 ANNUAL MEETING OF SHAREHOLDERS OF
                            STERILE RECOVERIES, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Bertram T. Martin, Jr. and James T. Boosales, and each of them, as proxies, each with full power of substitution, to represent and to vote all shares of voting common stock of STERILE RECOVERIES, INC., a Florida corporation (the "Company"), at the Annual Meeting of Shareholders of the Company to be held on Wednesday, April 30, 1997, at 10:00 a.m., EST, and at any adjournment thereof:

1.  Election of directors for terms expiring in 2000:

   [ ] FOR THE ELECTION OF LEE R. KEMBERLING AND JAMES T. BOOSALES (the "Nominees") for terms expiring in 2000
   [ ]  WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEES

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

2.  Approval of amendments to the Company's 1995 Stock Option Plan (page 5).

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

3.  Appointment of Grant Thornton LLP as the Company's auditors (page 9).

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                 (continued, and to be signed on reverse side)



                          (continued from other side)

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Nominees, FOR the approval of the amendments to the Company's 1995 Stock Option Plan, and FOR the appointment of Grant Thornton LLP as the Company's auditors.

                                                  DATED:                  , 1997
                                                        ------------------

                                                  -----------------------------
                                                  Signature of Shareholder


                                                  ------------------------------
                                                  Signature of Shareholder if
                                                  held jointly

                                                                               Do you plan to attend           [ ]  [ ]
                                                                               the Annual Meeting?             yes  no

    Please sign exactly as your name appears on this proxy. If shares are owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. If a corporation, please sign full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     PLEASE COMPLETE, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING
                      THE ENCLOSED POSTAGE PAID ENVELOPE.